                                                                EXHIBIT 10.2(A)


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made as of the 1st day of June, 2001, by and between DANIEL H. POPKY ("Employee") and ALLIED HOLDINGS, INC. ("Employer").

         WHEREAS, Employer and Employee have entered into an Employment Agreement dated February 23, 2000; and

         WHEREAS, Employer and Employee desire to amend the Employment Agreement as set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants and conditions hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer hereby agree as follows:

         1. Notwithstanding anything in the Employment Agreement to the contrary, Employer shall pay to Employee a bonus for the calendar year ending December 31, 2001, in an amount not less than One Hundred Twenty-Five Thousand Dollars ($125,000.00), with such bonus to be due and payable on or before January 5, 2002. Employer and Employee acknowledge and agree that Employee shall be entitled to participate in the Allied Holdings, Inc. EVA based incentive plan and any other bonus plan utilized by Employer for calendar year 2001, and that the bonus paid pursuant to this First Amendment shall be credited toward any bonus due to Employee under the EVA Plan or any other bonus plan of the Company. Employer shall not be required to pay such bonus if Employee terminates his employment on or before December 31, 2001 (other than a termination by Employee pursuant to Paragraph 9(b) or 9(d) of the Employment Agreement). In the event of termination of Employee for Cause, as defined by the Employment Agreement, Employer shall pay to Employee a pro rata portion of such bonus calculated from January 1, 2001 through the date of termination for Cause.

         2. Section 4(a) of the Employment Agreement shall be amended to provide that the annual salary of Employee shall be Two Hundred Fifty Thousand ($275,000.00) and the remaining terms and conditions of Section 4(a) of the Employment Agreement shall remain in effect without amendment.

         3. All remaining terms and conditions of the Employment Agreement which are not amended by this First Amendment shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment this 1st day of June, 2001.


                                    Employer:


                                    ALLIED HOLDINGS, INC.


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


                                    Employee:


                                    -------------------------------------------
                                    DANIEL H. POPKY